                            SHAREHOLDERS' AGREEMENT


     AGREEMENT, made as of the 19th day of December, 1995, by and among Voxware, Inc., a Delaware corporation (the "Company"), those persons listed on Schedule 1
                                                                      ----------
hereto (the "Current Shareholders") and those persons listed on Schedule 2
                                                                ----------
hereto (the "Investors" and, with the Current Shareholders, the "Shareholders").

     WHEREAS, the Investors are acquiring an aggregate of 4,000,000 shares of Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), of the Company, pursuant to the terms of a Series A Preferred Stock Purchase Agreement dated as of December 19th, 1995 between the Company, the Investors and the Managers listed therein (the "Purchase Agreement"); and

     WHEREAS, it is a condition to the obligations of the Current Shareholders and the Investors under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof.

     NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and the parties' desire to provide for continuity of ownership of the Company to further the interests of the Company and its present and future shareholders, the parties hereby agree with each other as follows:

     1.  Definition of Shares.  As used in this Agreement, "Shares" shall mean
         --------------------
and include all shares of the Series A Preferred Stock, or the Common Stock, par value $.001 per share (the "Common Stock"), of the Company now owned or hereafter acquired by an Investor and all shares of Common Stock now owned or hereafter acquired by a Current Shareholder. Other terms used as defined terms herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

     2.  Prohibited Transfers.  No Current Shareholder shall sell, assign,
         --------------------
transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any of his Shares except in compliance with the terms of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, (a) any Current Shareholder may transfer without the necessity of prior approval all or any of his Shares by way of gift to his spouse, to any of his lineal descendants or ancestors, or to any trust for the benefit of any one or more of such Current Shareholder, his spouse or his lineal descendants or ancestors and (b) any Current Shareholder may transfer all or any of his Shares by will or the laws of descent and distribution; provided that any such transferee under clause (a) or
(b) of this Section 2 shall agree in writing with the Company and the other Shareholders, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Current Shareholder transferring such Shares.

     3.            Right of First Refusal on Dispositions.
                   --------------------------------------

          (a) If at any time a Current Shareholder (a "Selling Current Shareholder") desires to sell or otherwise transfer more than twenty percent (20%) of the aggregate number of Shares owned by him or, in the case of a Selling Current Shareholder who is also a director, officer, consultant, manager or employee of the Company (collectively, an "Insider"), more than ten percent (10%) of the aggregate number of Shares owned by him, pursuant to a bona fide offer from a third party (the "Proposed Transferee"), the Selling Current Shareholder shall submit a written offer (the "Offer") by delivering the Offer to the Company and the Investors, to sell such Shares (the "Offered Shares") to the Investors on terms and conditions, including price, not less favorable than those on which the Selling Current Shareholder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Shares owned by the Selling Current Shareholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state (i) that the Investors may acquire, in accordance with the provisions of this Agreement, any of the Offered Shares for the price and upon the other terms and conditions set forth therein (ii) that if all such Offered Shares are not purchased by the Investors, the Investors may exercise their rights provided pursuant to Section 4 hereof and (iii) that if all such Offered Shares are not purchased by the Investors, the Company may acquire, in accordance with the provisions of this Agreement, all of the remaining Offered Shares for the price and upon the other terms and conditions set forth therein.

          (b) Each Investor shall have the right to purchase that number of Offered Shares as shall be equal to the number of Offered Shares multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock then owned by such Investor (including shares issuable upon conversion of Preferred Stock held by such person) and the denominator of which shall be the aggregate number of shares of Common Stock (including shares issuable upon conversion of Preferred Stock) then owned by all of the Investors who elect to purchase the Offered Shares. The amount of such Offered Shares that each Investor is entitled to purchase under this Section 3(b) shall be referred to as its "Pro Rata Fraction".

          (c) The Investors shall have a right of oversubscription such that if any Investor fails to accept the Offer as to its full Pro Rata Fraction, the remaining Investors shall, among them, have the right to purchase up to the balance of such Offered Shares not so purchased. Other Investors may exercise such right of oversubscription by accepting the Offer as to more than their Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of the Offered Shares available in respect of such oversubscription privilege, the oversubscribing Investors shall be cut back with respect to over subscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

          (d) Those Investors who desire to purchase all or any part of the Offered Shares shall communicate in writing their election to purchase to the Selling Current Shareholder, which communication shall state the number of Offered Shares said Investors desire to purchase and shall be provided to the Selling Current Shareholder within 15 days of the date the Offer was made. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares (subject to the aforesaid limitations as to the right of the Investors to purchase more than their Pro Rata Fraction). Sales of such Offered Shares to be sold to the Investors pursuant to this Section 3 shall be made at the offices of the Company within 60 days following the date the Offer was made.

          (e) If the Investors do not purchase all of the Offered Shares, the Selling Current Shareholder shall offer to sell such remaining Offered Shares to the Company on terms and conditions, including price, not less favorable than those on which the Selling Current Shareholder proposes to sell such Offered Shares to the Investors and the Proposed Transferee. If the Company desires to purchase all of the Offered Shares it shall communicate in writing its election to purchase to the Selling Current Shareholder, which communication shall be provided to the Selling Current Shareholder within 20 days of the date the Offer was made. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares.

          (f) If the Company does not purchase the remaining Offered Shares, the remaining Offered Shares may be sold by the Selling Current Shareholder at any time within 120 days after the date the Offer was made, subject to the provisions of Section 4. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any remaining Offered Shares not sold within such 120-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 3. If Offered Shares are sold pursuant to this Section 3 to any purchaser who is not a party to this Agreement, the purchaser of such Offered Shares shall execute a counterpart of this Agreement as a precondition of the purchase of such Offered Shares and any Offered Shares sold to such purchaser shall continue to be subject to the provisions of this Agreement.

     4.               Right of Participation in Sales.
                      -------------------------------

          (a) If at any time a Shareholder (a "Selling Shareholder") desires to sell or transfer more than twenty percent (20%) of the aggregate number of Shares owned by him or, in the case of a Selling Shareholder who is also an Insider, more than ten percent (10%) of the aggregate number of Shares owned by him, to a Proposed Transferee, and, if applicable, those Shares to be transferred have not been purchased by the Investors under Section 3, each of the Shareholders (other than those Investors who have elected to purchase Shares pursuant to Section 3) shall have the right to sell to the Proposed Transferee, as a condition to such sale by the Selling Shareholder, at the same price per share and on the same terms and conditions as involved in such sale by the Selling Shareholder, a pro rata portion of the amount of Shares
                                        --- ----
proposed to be sold to the Proposed Transferee.  The "pro rata portion" of
                                                      --- ----
Shares which a Shareholder shall be entitled to sell to the Proposed Transferee shall be that number of Shares as shall equal the number of Offered Shares proposed to be sold to the Proposed Transferee multiplied by a fraction, the numerator of which is the aggregate of all shares of Common Stock (including shares issuable upon conversion of Preferred Stock held by such person) which are then held by the Shareholder, and the denominator of which is the aggregate of all shares of Common Stock (including shares issuable upon conversion of Preferred Stock) which are then held by the Selling Shareholder and all Shareholders wishing to participate in any sale under this Section 4.

          (b) Each Selling Shareholder who wishes to make a sale to a Proposed Transferee which is subject to this Section 4 shall, after complying with the provisions of Section 3 (if applicable), give to each Shareholder notice of such proposed sale, and, if applicable, stating that all Offered Shares were not purchased pursuant to the Offer as discussed in Section 3. Such notice shall be given at least 20 days prior to the date of the proposed sale to the Proposed Transferee. Each Shareholder wishing to so participate in any sale under this
Section 4 shall notify the Selling Shareholder in writing of such intention within 15 days after such Shareholder's receipt of the notice described in the preceding sentence.

          (c) The Selling Shareholder and each participating Shareholder shall sell to the Proposed Transferee all, or at the option of the Proposed Transferee, any part of the Shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those in the notice provided by the Selling Shareholder under subparagraph (b) above; provided, however, that any purchase of less than
                              --------  -------
all of such Shares by the Proposed Transferee shall be made from the Selling Shareholder and each participating Shareholder pro rata based upon the relative
                                               --- ----
number of the Shares that the Selling Shareholder and each participating Shareholder is otherwise entitled to sell pursuant to Section 4(a).

          (d) If any Shares are sold pursuant to this Section 4 to any purchaser who is not a party to this Agreement, the purchaser of such Shares shall execute a counterpart of this Agreement as a precondition to the purchase of such Shares and such Shares shall continue to be subject to the provisions of this Agreement.

     5.  Election of Directors.  At each annual meeting of the shareholders of
         ---------------------
the Company, and at each special meeting of the shareholders of the Company called for the purpose of electing directors of the Company, and at any time at which shareholders of the Company shall have the right to, or shall, vote for directors of the Company, then, and in each event, the Shareholders shall vote all Shares owned by them for the election of a Board of Directors consisting of not more than eight directors, designated in the manner designated below.

          (a) two directors shall be designated by the Investors (which designees shall initially be Andrew I. Fillat and Richard D'Amore); and

          (b) six directors shall be designated by the holders of a majority of the Common Stock (which designees shall be Michael Goldstein, Kenneth H. Traub and J. Gerard Aguilar to serve for at least as long as required by their respective employment agreements and such other persons as shall be selected by the majority of the Common Stock held by the Current Shareholders).

     6.  Compensation Committee.  There shall be established at the time of the
         ----------------------
Closing of the Purchase Agreement (as defined therein) and thereafter at all times during the term of this Agreement, a Compensation Committee of the Board of Directors (the "Compensation Committee") which shall be comprised of three directors each of whom shall not be an employee of the Company, shall have expertise in the Company's business or related business and shall be reasonably acceptable to the Investors (which persons initially shall be Richard D'Amore, Andrew I. Fillat and David Roux). The Compensation Committee will determine the compensation of all senior employees and consultants of the Company (including salary, bonus, equity participation and benefits). The compensation of senior employees and consultants shall be reviewed by the Compensation Committee on an annual basis, and the decision by a majority of the members of the Compensation Committee will control the Committee's actions.

     7.  Operations Committee.  There shall be established at the time of the
         --------------------
Closing of the Purchase Agreement (as defined therein) and thereafter at all times during the term of this Agreement, an Operations Committee of the Board of Directors (the "Operations Committee") which shall be comprised of four directors as follows: two of whom shall be the directors designated under
Section 5(a); one of whom shall be the Chief Executive Officer of the Company (whom shall be Michael Goldstein until such time as his successor may be named by the Board of Directors); and one of whom shall be the Chief Financial Officer of the Company (whom shall be Kenneth H. Traub until such time as his successor may be named by the Board of Directors). Additional directors may be named to Operations Committee from time to time as determined by the Board of Directors. The Operations Committee shall consult with the Company's management from time to time on financial matters and day to day operations of the Company.

     8.  Audit Committee.  There shall be established at the time of the Closing
         ---------------
of the Purchase Agreement (as defined therein) and at all times thereafter during the term of this Agreement, an Audit Committee of the Board of Directors (the "Audit Committee") which shall be initially comprised of the two directors designated under Section 5(a). The Audit Committee will have the duties and responsibilities of reviewing the Company's internal audit procedures, controls, and financial management practices, reviewing audit reports and recommendations made by the Company's internal audit staff and its independent auditors, and meeting and consulting with the Company's independent auditors.

     9.  Term.  This Agreement shall terminate immediately prior to (a) the
         ----
consummation of the first Qualified Public Offering or (b) the tenth anniversary of the date of this Agreement, whichever occurs first.

     10.  Failure to Deliver Shares.  If a Current Shareholder becomes obligated
          -------------------------
to sell any Shares to another Shareholder under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, such other Shareholders may, at their option, in addition to all other remedies they may have, send to the defaulting Current Shareholder the purchase price for such Shares as is herein specified. Thereupon, the Company, upon written notice to the defaulting Current Shareholder, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of such other Shareholder, a new certificate or certificates representing such Shares, and thereupon all of the defaulting Current Shareholder's rights in and to such Shares shall terminate.

     11.  Specific Enforcement.  Each Shareholder expressly agrees that the
          --------------------
other Shareholders and the Company may be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Shareholder, the other Shareholders and the Company shall, in addition to all other remedies, each be entitled to apply for a temporary or permanent injunction, and/or a decree for specific performance, in accordance with the provisions hereof.

     12.  Legend.  Each certificate evidencing any of the Shares now owned or
          ------
hereafter acquired by the Current Shareholders shall bear a legend substantially as follows:

          "Any sale, assignment, transfer or other disposition of the shares represented by this certificate is restricted by, and subject to, the terms and provisions of a certain Shareholders' Agreement dated as of December 19th, 1995. A copy of said Agreement is on file with the Secretary of the Corporation."

     13.  Notices.  Notices given hereunder shall be deemed to have been duly
          -------
given on the date of personal delivery or on the date of postmark if mailed by certified or registered mail, return receipt requested, to the party being notified at his or its address specified on the applicable schedule hereto or such other address as the addressee may subsequently notify the other parties of in writing.

     14.  Entire Agreement and Amendments.  This Agreement constitutes the
          -------------------------------
entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto;

provided, however, that Investors owning at least a majority of the Shares owned
- --------  -------
by all Investors may effect any such waiver, modification, amendment or termination on behalf of all of the Investors and the Current Shareholders owning at least a majority of the Shares owned by all Current Shareholders may effect any such waiver, modification, amendment or termination on behalf of all of the Current Shareholders. Each of the Shareholders represents that he or it is not a party to any other agreement which would prevent him or it from performing his or its obligations hereunder. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     15.  Governing Law; Successors and Assigns.  This Agreement shall be
          -------------------------------------
governed by the internal laws of the State of Delaware without giving effect to the conflicts of laws principles thereof and, except as otherwise provided herein, shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

     16.  Severability.  If any provision of this Agreement shall be held to be
          ------------
illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     17.  Captions.  Captions are for convenience only and are not deemed to be
          --------
part of this Agreement.

     18.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, by telecopier, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


[Remainder of page intentionally left blank]

                            FIRST AMENDMENT TO, AND
                           AGREEMENT TO BE BOUND BY,
                                      THE
                            SHAREHOLDERS' AGREEMENT


          This First Amendment to, and Agreement to be Bound by, the Shareholders' Agreement (this "Amendment"), dated as of December 19, 1995 (the "Shareholders' Agreement"), is made as of the 19th day of March, 1996, by and among Voxware, Inc., a Delaware corporation (the "Company"), the Shareholders, as defined in the Shareholders' Agreement and listed on Schedules 1 and 2 thereto, Netscape Communications Corporation, a Delaware corporation, and Intel Corporation, a Delaware corporation. Capitalized terms not defined herein shall have such meaning as provided in the Shareholders' Agreement.


                              W I T N E S S E T H:
                              - - - - - - - - - -


          WHEREAS, the Company and the Shareholders entered into the Shareholders' Agreement, pursuant to which, inter alia, the Shareholders agreed
                                            ----- ----
to certain courses of conduct with respect to securities of the Company owned by them;

          WHEREAS, on the date hereof Netscape Communications Corporation ("Netscape") and Intel Corporation ("Intel" and, together with Netscape, the "New Investors") are each purchasing 1,000,000 shares of the Company's Series A Convertible Preferred Stock, $.001 par value (the "Series A Preferred Stock"), pursuant to an Amendment No. 1 to the Series A Preferred Stock Purchase Agreement ("Amendment No. 1 to the Purchase Agreement");

          WHEREAS, pursuant to Amendment No. 1 to the Purchase Agreement, it is a condition to such purchase that the New Investors agree to be bound by the terms and conditions of the Shareholders' Agreement; and

          WHEREAS, the parties further desire to amend the terms of the Shareholders' Agreement in certain respects in connection with the transactions contemplated by Amendment No. 1 to the Purchase Agreement on the terms and conditions hereinafter set forth;

                                      NOW, THEREFORE, the parties hereto agree
as follows:

          1. Effective upon consummation of the sale of the Series A Preferred Stock to the New Investors in accordance with Amendment No. 1 to the Purchase Agreement, the Shareholders' Agreement shall be and hereby is amended as follows:

          (i) Section 5(a) of the Shareholders' Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

               (a) two directors shall be designated by the Investors (other than Netscape Communications Corporation ("Netscape") and Intel Corporation ("Intel")) (which designees shall initially be Andrew I. Fillat and Richard D'Amore); and

          (ii) Section 5(b) of the Shareholders' Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

               (b) five directors shall be designated by the holders of a majority of the Common Stock (which designees shall be Michael Goldstein, Kenneth H. Traub and J. Gerard Aguilar to serve for at least as long as required by their respective employment agreements, and such other persons as shall be selected by the majority of the Common Stock held by the Current Shareholders); provided that, at such
                                                          -------- ----
          time as Netscape is no longer entitled to designate a director in accordance with Section 5(c) below, then the holders of a majority of the Common Stock shall be entitled to designate six directors; and

          (iii) Section 5 of the Shareholders' Agreement shall be and hereby is amended by adding a new Section 5(c) immediately following Section 5(b) of the Shareholders' Agreement, which Section 5(c) shall read in its entirety as follows:

               (c) one director (the "Netscape Designee") shall be designated by Netscape (which designee shall initially be Richard Schell) for so long as Netscape owns at least 1,000,000 shares of the Series A Preferred Stock, as adjusted to reflect any stock dividend, stock split or other form of recapitalization occurring after the date hereof. Notwithstanding anything herein or in the Purchase Agreement or the Certificate of Designation to the contrary, the Netscape Designee shall not be deemed "a director designated by the Purchasers" or "a director designated by the holders of the Series A Preferred Stock" for any purpose under the Purchase Agreement, or "a director designated by the holders of the Preferred Stock" for any purpose under the Certificate of Designation.

          (iv) Section 5 of the Shareholders' Agreement shall be and hereby is amended by adding a new Section 5(d) immediately following Section 5(c) of the Shareholders' Agreement, which Section 5(d) shall read in its entirety as follows:

               (d) All designees for directors of the Company provided for in Sections 5(a), 5(b) and 5(c) above, other than Messrs. Fillat, D'Amore, Goldstein, Traub, Davis, Aguilar, Roux and Schell, shall be reasonably acceptable to the Company.

          (v) Section 5 of the Shareholders' Agreement shall be and hereby is amended by adding a new Section 5(e) immediately following Section 5(d) of the Shareholders' Agreement, which Section 5(e) shall read in its entirety as follows:

               (e) For so long as Intel owns at least 1,000,000 shares of Series A Preferred Stock (as adjusted to reflect any stock dividend, stock split or other form of recapitalization occurring after the date hereof), Intel shall have the right to designate one individual (the "Representative"), which Representative shall be reasonably acceptable to the Company, to attend meetings of the Company's Board of Directors as a non-voting observer. The Company shall notify the Representative of each meeting of the Board and the Representative shall receive all materials furnished to members of the Company's Board of Directors in their capacities as such. The Representative shall recuse himself from specific Board discussions and meetings as deemed reasonably appropriate by the Board in light of the subject matter to be addressed in such discussions or meetings.

          (vi) Section 14 of the Shareholders' Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

               14.  Entire Agreement and Amendments.  This Agreement constitutes
                    -------------------------------
          the entire agreement of the parties with respect to the subject matter hereof. This Agreement may be amended only by written instruments signed by (i) the Company, (ii) Current Shareholders owning at least a majority of the Shares owned by all Current Shareholders and (iii) Investors owning at least a majority of the Shares owned by all Investors (calculated as if the outstanding shares of Series A Preferred Stock had been fully converted). Notwithstanding anything herein to the contrary, Section 5(c) may not be waived, modified, amended or terminated except with the written consent of Netscape, and
          Section 5(a) may not be waived, modified, amended or terminated except with the written consent of Investors (other than Netscape and Intel) owning at least a majority of the Shares owned by all Investors (other than Netscape and Intel) (calculated as if the outstanding shares of Series A Preferred Stock held by such Investors had been fully converted).

          2. Each New Investor, severally and not jointly, hereby agrees to bound by the Shareholders' Agreement as if such New Investor had executed the Shareholders' Agreement as an Investor (as defined therein) on the date of the Shareholders' Agreement, and, except as otherwise specified in the Shareholders' Agreement, as amended by this Amendment, each New Investor shall hereafter be deemed an Investor for all purposes under the Shareholders' Agreement, as amended by this Amendment, as if such person had been a signatory thereto as of the date thereof.

          3. The Shareholders' Agreement, as amended hereby, shall continue in full force and effect as the binding obligation of the parties thereto (including the New Investors) and any reference in the Purchase Agreement or any other agreement to the Shareholders' Agreement shall mean the Shareholders' Agreement as amended by this Amendment.

          4. All notices, requests, consents and other communications to the New Investors under the Shareholders' Agreement shall be provided to such New Investors in accordance with the Shareholders' Agreement at its address set forth below.

          5. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Shareholders' Agreement as of the date first above written.

                                    VOXWARE, INC.


                                    By: /s/ Kenneth H. Traub
                                        _________________________________


CURRENT SHAREHOLDERS:

/s/ Michael Goldstein              /s/ J. Gerard Aguilar
________________________           _______________________________
Michael Goldstein                   J. Gerard Aguilar



/s/ Mitchell Davis                 /s/ Jordan S. Davis
________________________           _______________________________
Mitchell Davis                      Jordan S. Davis



/s/ Kenneth H. Traub
__________________________
Kenneth H. Traub


INVESTORS:

ADVENT INTERNATIONAL INVESTORS           ADTEL LIMITED PARTNERSHIP
II LIMITED PARTNERSHIP
                                         By: Advent International Limited
                                             Partnership, General Partner
By: Advent International Corporation,
  General Partner                        By: Advent International Corporation,
                                             General Partner


    /s/ Andrew I. Fillat                     /s/ Andrew I. Fillat
By: _________________________________    By: _______________________________
  Name:  Andrew I. Fillat              Name:  Andrew I. Fillat
  Title:  Senior Vice President        Title:  Senior Vice President

Signature Page to First Amendment to, and
Agreement to be Bound by, the Shareholders' Agreement


ADVENT CROWN FUND C.V.                   ADWEST LIMITED PARTNERSHIP

By: Advent International Limited         By: Advent International Limited
  Partnership, General Partner                              Partnership, General
Partner

By: Advent International Corporation,    By: Advent International Corporation,
  General Partner                                                General Partner


  By:  /s/ Andrew I. Fillat            By:  /s/ Andrew I. Fillat
      -----------------------------        ---------------------------
  Name:  Andrew I. Fillat              Name:  Andrew I. Fillat
  Title:  Senior Vice President        Title:   Senior Vice President


ADVENT ISRAEL (BERMUDA)                  ADVENT ISRAEL LIMITED
LIMITED PARTNERSHIP                      PARTNERSHIP

By: Advent International Limited         By: Advent International Limited
  Partnership, General Partner                              Partnership, General
Partner

By: Advent International Corporation,    By: Advent International Corporation,
  General Partner                                                General Partner


  By:  /s/ Andrew I. Fillat            By:  /s/ Andrew I. Fillat
      -----------------------------        ---------------------------
  Name:  Andrew I. Fillat              Name:  Andrew I. Fillat
  Title:  Senior Vice President        Title:  Senior Vice President


NORTH BRIDGE VENTURE             ADVENT PARTNERS LIMITED
PARTNERS, L.P.                           PARTNERSHIP

By: North Bridge Venture Management,     By: Advent International Limited
  L.P., General Partner                                    Partnership, General
Partner

                                         By: Advent International Corporation,
                                             General Partner


  By:  /s/ Richard D'Amore             By:  /s/ Andrew I. Fillat
      -----------------------------        ---------------------------
  Name: Richard D'Amore               Name:  Andrew I. Fillat
  Title: General Partner              Title:  Senior Vice President

Signature Page to First Amendment to, and
Agreement to be Bound by, the Shareholders' Agreement


NEW INVESTORS:


NETSCAPE COMMUNICATIONS                  INTEL CORPORATION
CORPORATION


By: /s/ Peter Curry                      By: /s/ Arvind Sodhani
    ---------------------------------        ----------------------------------
Name: Peter Curry                        Name: Arvind Sodhani
Title:                                   Title: Vice President and Treasurer

Address:  501 East Middlefield Road    Address:  2200 Mission College Blvd.
          Mountain View, CA  94043               Santa Clara, CA  95052